Exhibit 99.1

Apogee Therapeutics Announces $1.3 Billion Strategic Financing Collaboration with Blackstone Life Sciences to Advance Phase 3 Development and Commercialization of Zumilokibart

Up to $1.3 billion in flexible, non-dilutive capital, including up to $800 million of synthetic royalty and access of up to $500 million in senior corporate debt

Combined with company's current total cash of $1.3 billion, this transaction positions Apogee to achieve a self-sustainable financial profile through commercialization of zumilokibart without need for future equity financing

Apogee to host webcast with the APEX Phase 2 Part B results today at 8:00 a.m. Eastern Time

San Francisco and Boston, May 27, 2026, (GLOBE NEWSWIRE) — Apogee Therapeutics, Inc. (Nasdaq: APGE), a clinical-stage biotechnology company advancing optimized, novel biologics with the potential for best-in-class profiles in the largest inflammatory and immunology (I&I) markets, today announced that it has entered into a strategic financing collaboration with funds managed by Blackstone Life Sciences (“Blackstone”) for up to $1.3 billion in flexible, non-dilutive total capital to support the continued development and potential commercialization of zumilokibart.

“Our partnership with Blackstone Life Sciences represents a major milestone in the advancement of zumilokibart as the next meaningful first line therapy for moderate-to-severe atopic dermatitis,” said Michael Henderson, M.D., Chief Executive Officer of Apogee Therapeutics. “This collaboration provides non-dilutive flexible funding at an attractive cost of capital for the late-stage development of zumilokibart and establishes a path to commercialization and profitability for Apogee. As supported by our Apex Part B data announced today, we believe zumilokibart has the potential to be a transformative therapy for patients with differentiated efficacy and dosing in atopic dermatitis and other large I&I indications.”

“We are excited to support Apogee's advancement of zumilokibart through Phase 3 development and potential commercialization,” said Dr. Nicholas Galakatos, Global Head of Blackstone Life Sciences. “Our collaboration with Apogee is a great example of our strategy to provide leading biotechnology companies with non-dilutive financing at scale and the resources and flexibility to further scientific innovation and invest in the advancement of their pipelines."

Added Kiran Reddy, M.D., Senior Managing Director, Blackstone Life Sciences, "This is the largest royalty financing for a pre-Phase 3 program to date. It reflects our conviction that zumilokibart has the potential to become a highly differentiated, multi-indication product that will have a major impact on patients' quality of life."

Transaction Overview

The collaboration agreement provides for up to $1.3 billion in flexible, non-dilutive total capital, including up to $800 million of synthetic royalty and up to $500 million of senior debt available at the mutual consent of Apogee and Blackstone.

Synthetic royalty: Blackstone will provide up to $800 million of synthetic royalty funding in exchange for low-to-mid single digit tiered royalties for a term of 15 years on worldwide annual sales of zumilokibart. The royalties decrease based on sales with no royalties on global annual sales in excess of $8 billion.

•	The first $400 million in preapproval funding is divided into 3 tranches, including $100 million at signing, $100 million upon completion of zumilokibart Phase 3 enrollment, and $200 million upon positive Phase 3 data. Upon FDA approval of zumilokibart, up to $400 million in additional funding is available, $150 million of which is at Apogee’s option

•	The funding agreement includes specific provisions on a change of control, with the option to buy back a significant portion of the royalty.

•	Senior debt: Up to $500 million of senior corporate debt is available at mutual consent of Apogee and Blackstone

Additional details regarding the funding agreement can be found in the Current Report on Form 8-K filed by the company today with the U.S. Securities and Exchange Commission.

Cash runway update

As a result of entering into this funding agreement with Blackstone, the company is removing its cash runway end date guidance.

Webcast Details

Apogee Therapeutics will hold a live webcast to discuss the Blackstone transaction and the results of the APEX Phase 2 Part B trial today at 8:00 a.m. ET. The live webcast can be accessed via this link or the Investors section on the company’s website at https://investors.apogeetherapeutics.com/news-events/events. A replay of the webcast will be available following the call.

Advisors

Goldman Sachs served as exclusive financial advisor and Latham & Watkins LLP as legal counsel to Apogee Therapeutics. Ropes & Gray LLP served as legal counsel to Blackstone Life Sciences.

About Apogee

Apogee Therapeutics is a clinical-stage biotechnology company advancing novel biologics with potential for differentiated efficacy and dosing in the largest I&I markets, including for the treatment of AD, asthma, eosinophilic esophagitis (EoE), Chronic Obstructive Pulmonary Disease (COPD) and other I&I indications. Apogee’s antibody programs are designed to overcome limitations of existing therapies by targeting well-established mechanisms of action and incorporating advanced antibody engineering to optimize half-life and other properties. Zumilokibart, the company’s most advanced program, is being initially developed for the treatment of AD, which is the largest and one of the least penetrated I&I markets, as well as asthma and EoE. With four validated targets in its portfolio, Apogee is seeking to achieve best-in-class efficacy and dosing through monotherapies and combinations of its novel antibodies. Based on a broad pipeline and depth of expertise, the company believes it can deliver value and meaningful benefit to patients underserved by today’s standard of care. For more information, please visit https://apogeetherapeutics.com.

About Blackstone Life Sciences

Blackstone Life Sciences (BXLS) is a leading private investment platform with capabilities to invest across the life cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, BXLS helps bring to market promising new medicines and medical technologies that improve patients’ lives and currently has $17 billion in assets under management.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding Apogee’s expectations regarding: Apogee’s plans for its current and future product candidates, programs, and clinical trials, including the Phase 3 development and potential commercialization of zumilokibart and expansion of zumilokibart into additional indications; the potential clinical benefit, dosing regimen, safety and efficacy profiles and treatment outcomes of zumilokibart, including its potential to be a best-in-class therapy, be the next meaningful first line therapy for AD, overcome limitations of existing therapies, and be the new standard of care in AD; the potential for Apogee product candidates and programs to overcome limitations of existing therapies; the potential of zumilokibart to become a differentiated, multi-indication product; its planned business strategies; the financial resources available to Apogee, including the availability of capital from the synthetic royalty and potential debt arrangement and whether Apogee achieves the milestones associated with certain payments thereunder and whether Apogee elects to receive optional funding under the arrangement, if available; its expectations regarding the time period over which Apogee’s capital resources will be sufficient to fund its anticipated operations, including its self-sustainable financial profile through commercialization of zumilokibart without the need for future equity financing; its potential profitability; and estimates of market size. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Apogee believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to Apogee on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Apogee’s filings with the U.S. Securities and Exchange Commission (the SEC)), many of which are beyond Apogee’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of Apogee’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of Apogee’s clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the applicability of clinical study results to actual outcomes; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Apogee’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, and subsequent disclosure documents Apogee may file with the SEC. Apogee claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Apogee expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Apogee Investor Contact:
Noel Kurdi
VP, Investor Relations
Apogee Therapeutics, Inc.
Noel.Kurdi@apogeetherapeutics.com

Apogee Media Contact:
Dan Budwick
1AB Media
dan@1abmedia.com

Blackstone Life Sciences Media Contact:

David Vitek

(212) 583-5291

David.Vitek@blackstone.com